UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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Sumo Logic, Inc.

(Name of Registrant as Specified In Its Charter)

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•	WHAT: Sumo Logic is being acquired by affiliates of Francisco Partners, a leading global investment firm that specializes in partnering with technology businesses, for $12.05 per share in cash.

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WHY: This path delivers compelling and certain cash value to our stockholders. It allows us to make the necessary long-term investments to accelerate Sumo Logic’s growth and advance our vision of making the world’s digital experiences reliable and secure.

•	WHEN: Expected to be completed in the second calendar quarter of 2023.

1.	What did Sumo Logic announce today?

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Sumo Logic announced that we have entered into a definitive agreement to be acquired by affiliates of Francisco Partners, a leading global investment firm that specializes in partnering with technology businesses.

•	Under the terms of the agreement, Francisco Partners will acquire Sumo Logic for $12.05 per share in cash. This values Sumo Logic at an aggregate equity valuation of approximately $1.7 billion.

•	At the closing of the transaction, Sumo Logic will become a private company and our stock will no longer trade on the public market.

2.	Why did Sumo Logic enter into this transaction? Why now?

•	We are confident that this transaction is a positive step forward for all Sumo Logic stakeholders, including our employees.

•	As we considered our goals, the shift to becoming a private company, with an experienced software investor like Francisco Partners, will advance our ability to drive growth and serve our customers.

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We believe that, as a private company, we will be able to make the necessary long-term investments to accelerate Sumo Logic’s growth and advance our vision of making the world’s digital experiences reliable and secure.

3.	What does it mean to become a private company? What are the benefits to being a private company?

•	The shares and other securities of private companies are not publicly traded.

•	However, we intend to continue operating much as we do today – just with a different ownership structure.

•	We believe that operating as a private company under a single owner will allow us to execute our strategy with greater focus – without the requirements associated with being a publicly traded company.

•	We will benefit from greater flexibility and additional expertise to focus on what matters most – continuing our work to make the world’s digital experiences reliable and secure.

4.	Who is Francisco Partners? Why is Francisco Partners acquiring Sumo Logic?

•	Francisco Partners is a prominent investor in the technology industry with impressive experience.

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Founded over 20 years ago, Francisco Partners has invested in over 400 technology companies, with a number in infrastructure and security software, including companies like: 8x8, BeyondTrust, Boomi, Forcepoint, GoodRx, LegalZoom, SonicWall and Verifone and many others.

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As we take this next step in our journey, it is our firm belief that Sumo Logic will continue to thrive under Francisco Partners’ ownership, and we look forward to partnering with their team to accelerate our growth.

•	Importantly, Francisco Partners recognizes the strength of our organization and shares our confidence in the significant opportunities ahead. They want to help us take our business to the next level.

5.	What does this mean for employees?

•	While this announcement brings a change in ownership, it does not change who we are or how we operate. You should expect little to no change in your day-to-day routine.

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Please keep in mind that this announcement is just the first step and there are a number of customary approvals and conditions that we must satisfy over the coming months before the transaction is complete.

•	Until the transaction closes, it is business as usual, and we are continuing to operate as a public company.

•	We are relying on you to remain focused on your day-to-day responsibilities and serving our customers.

•	We will keep you informed of developments as we move toward completing the transaction in the weeks and months ahead.

6.	When do you expect this transaction to close?

•	The transaction is expected to close in the second calendar quarter of 2023, subject to customary conditions, including receipt of stockholder and regulatory approvals.

•	Until then, we will remain an independent, publicly traded company, and it is business as usual at Sumo Logic.

7.	Will there be any layoffs or relocations as a result of the transaction? Will any offices close?

•	Francisco Partners recognizes the world-class talent we have here. They look forward to partnering with our team and helping us build on our momentum.

•	Francisco Partners is as focused as we are on investing in and growing our business.

•	At this time, and for the near future, our focus is closing the transaction, and thinking ahead to the areas of opportunity for our company.

•	We will keep you informed of developments as we move toward completing the transaction in the weeks and months ahead.

8.	How will this announcement affect my day-to-day responsibilities?

•	For now, and until the transaction closes, it will be business as usual. You should expect no change in your day-to-day responsibilities and reporting structure as a result of this announcement.

•	We are relying on you to remain focused on your day-to-day responsibilities and serving our customers.

9.	Will there be any changes to our management as a result of this announcement?

•	Francisco Partners has a deep appreciation for Sumo Logic’s people, products, partners and future growth opportunities.

•	At this time, and for the near future, our focus is closing the transaction, and thinking ahead to the areas of opportunity for our company.

•	Up until this point, our focus has been on signing the agreement. There have been no discussions regarding the go-forward management team.

•	Now that the transaction is announced, we will work closely with Francisco Partners to plan for life as a private company.

•	We will keep you informed of developments as we move toward completing the transaction in the weeks and months ahead.

10.	Will this transaction have any impact on employees’ benefits and compensation?

•	Until the transaction closes, we will operate under our current compensation and benefit programs.

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While it is still too early to give definitive answers on all these points, we can tell you that there are no planned or contemplated changes to our general compensation and benefit programs (salaries, bonuses, broad-based employee benefits, etc.) at this time.

•	To the extent that there are any changes, we will inform you in advance with detailed communications.

11.	I own Sumo Logic stock. What happens to my shares?

•	For employees who are stockholders of Sumo Logic, upon closing of the transaction, you will receive $12.05 in cash for each share of Sumo Logic that you own.

12.	What happens to my stock options?

•	Until closing, we remain a public company, and stock options that have been granted will continue to vest according to their vesting schedule.

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At the closing, each vested stock option will be cancelled and converted into the right to receive a cash payment equal to $12.05, reduced by the per share exercise price for the option. This amount, less applicable tax withholding, will be paid shortly following the closing of the transaction.

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At the closing, each unvested stock option will be cancelled and converted into the right to receive a contingent cash payment based on the $12.05 per share price (reduced by the per share exercise price for the option). This amount will generally vest according to the original vesting schedule of the underlying stock option award, subject to existing vesting conditions, including your continued service with Sumo Logic through the applicable vesting date. Any vested cash payment will be paid to you, less applicable tax withholding, no later than the next regularly scheduled payroll cycle following the vesting date.

•	When the transaction closes, additional details on your unvested stock options will be provided.

13.	What happens to my RSUs?

•	Until closing, we remain a public company, and RSUs that have been granted will continue to vest according to their vesting schedule.

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At the closing, each vested RSU (including RSUs that vest in connection with the closing) will be converted into the right to receive a cash payment equal to $12.05 per RSU. This amount, less applicable tax withholding, will be paid shortly following the closing of the transaction.

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At the closing, each outstanding and unvested RSU will be cancelled and converted into the right to receive a contingent cash payment based on the $12.05 per share price. This amount will generally vest according to the original vesting schedule of the underlying RSU award, subject to existing vesting conditions, including your continued service with Sumo Logic through the applicable vesting date. Any vested cash payment will be paid to you, less applicable tax withholding, no later than the next regularly scheduled payroll cycle following the vesting date.

•	When the transaction closes, additional details on your unvested RSUs will be provided.

14.	What happens to our ESPP program?

•	The next purchase date in this offering is scheduled for June 15, 2023.

•	No new offering or purchase periods will start under the ESPP.

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If the June 15, 2023 purchase date occurs before the closing of the transaction, there will be a final purchase of shares in accordance with the rules of the ESPP on that date. Should the transaction close before June 15, 2023, then the current purchase period will be shortened and a final purchase under the ESPP will occur before the transaction closes. We will notify you via letter or e-mail of any new exercise date.

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Anyone not currently enrolled in the ESPP will not be permitted to enroll. Enrollees will not be allowed to increase elections in this offering period. You always have the option to withdraw from the ESPP, subject to the terms of the ESPP.

15.	Will I continue to be subject to trading windows?

•	Yes. Since we will continue to operate as a public company, all trading windows still apply. Please see Sumo Logic’s Insider Trading Policy for more information.

16.	Will we continue to grant equity awards?

•	We will continue our equity program until we become a private company.

•	As we will no longer have publicly traded stock following the completion of the transaction, we do expect changes to our incentive equity structure after the closing.

17.	Will our business strategy change as a result of this transaction?

•	This transaction is about a change in ownership, not a change in who we are as a company.

•	Francisco Partners aligns with our goals, and we believe that their partnership and expertise will well-position Sumo Logic to further enhance our market opportunity and drive growth.

18.	Will Sumo Logic be merged with any other Francisco Partners portfolio companies?

•	This is not something we discussed in connection with this transaction.

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Francisco Partners believes Sumo Logic’s opportunity for success as a privately held company is incredibly compelling. This transaction is about growth, and Francisco Partners shares our enthusiasm for all that we can achieve together.

19.	What are the next steps? What happens between now and closing?

•	There are a number of customary approvals and conditions that we will satisfy over the coming months before the transaction is complete.

•	Until the transaction closes, it is business as usual, and we are continuing to operate as a public company.

•	We are relying on you to remain focused on your day-to-day responsibilities and serving our customers.

20.	What should I tell customers and partners who ask about this announcement?

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We have prepared communications to our customers and partners about this announcement. In addition, employees who interact with external stakeholders have received communications materials to guide them in responding to any questions they receive.

•	The most important thing we should stress is that it is business as usual at Sumo Logic and all external parties should not expect any changes to how we work with them.

•	We view this announcement as a great outcome for all our stakeholders, including our customers and partners.

•	We remain dedicated to our customers and providing them with the same level of service and innovation they’ve come to expect of us.

21.	Who do I contact if I have further questions?

•	Please contact your respective leaders if you have further questions.

•	To the extent that there are any changes, we will inform you in advance with detailed communications.
22.	What should I do if I am contacted by the media or third parties about the transaction?

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If you are contacted by the media, please forward the inquiry to Aaron Feigin at feigin@sumologic.com. For investor or analyst inquiries, please forward them to Stewart Grierson at sgrierson@sumologic.com.

23.	What can I share on social media?

•	At this time, we are still a public company, and so we are limited by what information we share and how we promote it.

•	Use the official news release found on Sumo Logic’s Twitter and LinkedIn feeds by either retweeting or “favorite” the tweet or share the post on LinkedIn.

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However, you must not add any additional commentary when sharing the Sumo Logic post on your personal accounts. In addition, we ask you to please not share / tweet / favorite / like any media articles or blogs that mention this transaction.

Additional Information and Where to Find It

Sumo Logic, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Sumo Logic (the “Transaction”). Sumo Logic plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Sumo Logic’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on May 26, 2022. To the extent that holdings of Sumo Logic’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Sumo Logic will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SUMO LOGIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Sumo Logic’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction will also be available, free of charge, at Sumo Logic’s investor relations website (http://investor.sumologic.com).

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into of Sumo Logic’s Board of Directors in approving the Transaction; and expectations for Sumo Logic following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Sumo Logic’s assumptions prove incorrect, Sumo Logic’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that legal and regulatory approvals, or approvals from Sumo Logic’s stockholders, necessary to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; possible disruption related to the Transaction to Sumo Logic’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Sumo Logic files with the SEC, including Sumo Logic’s Annual Report on Form 10-K filed with the SEC on March 14, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on May 27, 2022, August 26, 2022, and December 6, 2022, each of which may be obtained on the investor relations section of Sumo Logic’s website at investor.sumologic.com. All forward-looking statements in this communication are based on information available to Sumo Logic as of the date of this communication, and Sumo Logic does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.